UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 22, 2017

Commission File Number: 001-35768

WASHINGTONFIRST BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA	26-4480276
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11921 Freedom Drive, Suite 250, Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)

(703) 840-2410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On February 22, 2017, WashingtonFirst Bankshares, Inc. (the “Company”), the holding company of WashingtonFirst Bank (the “Bank”), entered into an Exchange Agreement (the “Exchange Agreement”) with Castle Creek Capital Partners IV, LP (“Castle Creek”) providing for the exchange of 591,898 shares of the Company’s Non-Voting Common Stock, Series A, par value $.01 per share (“Non-Voting Common Stock”), for 591,898 shares of the Company’s voting common stock, par value $.01 per share (“Voting Common Stock”).

On February 22, 2017, the Company also entered into an Exchange Agreement with Endicott Opportunity Partners III, L.P. (“Endicott”) providing for the exchange of 500,000 shares of the Company’s Non-Voting Common Stock for 500,000 shares of the Company’s Voting Common Stock.

The Non-Voting Common Stock was originally issued to Castle Creek and Endicott (referred to herein together as the “Investors”) in a private placement transaction that was completed on December 21, 2012, and was issued to enable the equity ownership of Castle Creek and Endicott to comply with applicable banking laws and regulations. The Exchange Agreements contain customary representations, warranties and covenants by the Investors and the Company.

Pursuant to the terms of the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) the Non-Voting Common Stock was convertible into Voting Common Stock, subject to certain limitations.

The number of shares that the Investors received pursuant to the Exchange Agreements is equal to the number of shares of Voting Common Stock that the Investors would have received upon conversion of the Non-Voting Common Stock. The exchange transactions were effected because the Non-Voting Common Stock could only be converted at the time of a transfer or sale of the Non-Voting Common Stock that satisfied certain conditions set forth in the Articles of Incorporation. The Voting Common Stock issued upon exchange of the Non-Voting Common Stock was offered and exchanged in reliance on exemptions from registration provided by the Securities Act of 1933, as amended (the “Securities Act”).

Upon completion of the exchange transactions, Castle Creek had 591,898 shares of Voting Common Stock issued and outstanding, including unvested stock awards, and Endicott had 1,199,032 shares of Voting Common Stock issued and outstanding, including unvested stock awards.

Copies of the Exchange Agreements are attached as Exhibits 10.21 and 10.22 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Exchange Agreements is a summary and is qualified in its entirety by reference to the complete text of the Exchange Agreements.

Item 3.02.    Unregistered Sales of Equity Securities

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

On February 24, 2017 the Company issued to Castle Creek 591,898 shares of its Voting Common Stock in exchange for 591,898 shares of Non-Voting Common Stock held of record by Castle Creek in a transaction exempt from registration under Sections 3(a)(9) and 18(b)(4) of the Securities Act. The Company received no cash proceeds as a result of the exchange transaction.

On February 27, 2017 the Company issued to Endicott 500,000 shares of its Voting Common Stock in exchange for 500,000 shares of Non-Voting Common Stock held of record by Endicott in a transaction exempt from registration under Sections 3(a)(9) and 18(b)(4) of the Securities Act. The Company received no cash proceeds as a result of the exchange transaction.

Item 9.01    Financial Statements and Exhibits

(a)     Not applicable.
(b)     Not applicable.
(c)    Not applicable.
(d)     Exhibits.

Number	Description
10.21	Exchange Agreement, dated as of February 22, 2017, by and between WashingtonFirst Bankshares, Inc. and Castle Creek Capital Partners IV, LP
10.22	Exchange Agreement, dated as of February 22, 2017, by and between WashingtonFirst Bankshares, Inc. and Endicott Opportunity Partners III, L.P.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
WASHINGTONFIRST BANKSHARES, INC.

February 28, 2017	/s/ Matthew R. Johnson
Date	Matthew R. Johnson
Executive Vice President and Chief Financial Officer

Exhibit Index

Number	Description
10.21	Exchange Agreement, dated as of February 22, 2017, by and between WashingtonFirst Bankshares, Inc. and Castle Creek Capital Partners IV, LP
10.22	Exchange Agreement, dated as of February 22, 2017, by and between WashingtonFirst Bankshares, Inc. and Endicott Opportunity Partners III, L.P.